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                                                                    EXHIBIT 25.5

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           [_]

                                 _____________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

     New York                                       13-5160382
     (State of incorporation                        (I.R.S. employer
     if not a U.S. national bank)                   identification no.)

     One Wall Street, New York, N.Y.                10286
     (Address of principal executive offices)       (Zip code)

                                 _____________


                            ALLFIRST FINANCIAL INC.
              (Exact name of obligor as specified in its charter)


     Delaware                                       52-0981378
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                 identification no.)

     25 South Charles Street
     Baltimore, Maryland                            21201
     (Address of principal executive offices)       (Zip code)

                                 _____________

              Series B Asset Trust Preferred Guarantee Agreement
                       (Allfirst Preferred Asset Trust)
                      (Title of the indenture securities)

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1.        General information. Furnish the following information as to the
Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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               Name                                       Address
     ---------------------------------------------------------------------
     Superintendent of Banks of the State of      2 Rector Street, New York,
     New York                                     N.Y. 10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                  N.Y. 10045

     Federal Deposit Insurance Corporation        Washington, D.C. 20429

     New York Clearing House Association          New York, New York 10005

     (b)   Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      -2-
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                                   SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of September, 1999.

                                        THE BANK OF NEW YORK



                                        By: /s/  MICHAEL CULHANE
                                            ------------------------
                                            Name:  MICHAEL CULHANE
                                            Title: VICE PRESIDENT
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                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                            Dollar Amounts
                                                                             In Thousands
ASSETS
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin.......                   $ 5,597,807
 Interest-bearing balances................................                     4,075,775
Securities:
 Held-to-maturity securities..............................                       785,167
 Available-for-sale securities............................                     4,159,891
Federal funds sold and Securities purchased under                              2,476,963
 agreements to resell.....................................
Loans and lease financing receivables:
 Loans and leases, net of unearned
  income..................................................                    38,028,772
 LESS: Allowance for loan and
  lease losses............................................                       568,617
 LESS: Allocated transfer risk
  reserve.................................................                        16,352
 Loans and leases, net of unearned income, allowance, and
  reserve.................................................                    37,443,803
Trading Assets............................................                     1,563,671
Premises and fixed assets (including capitalized leases)..                       683,587
Other real estate owned...................................                        10,995
Investments in unconsolidated subsidiaries and associated
 companies................................................                       184,661
Customers' liability to this bank on acceptances
 outstanding..............................................                       812,015
Intangible assets.........................................                     1,135,572
Other assets..............................................                     5,607,019
Total assets..............................................                   $64,536,926
LIABILITIES
Deposits:
 In domestic offices......................................                   $26,488,980
 Noninterest-bearing......................................                    10,626,811
 Interest-bearing.........................................                    15,862,169
 In foreign offices, Edge and Agreement subsidiaries, and
  IBFs....................................................                    20,655,414
 Noninterest-bearing......................................                       156,471
 Interest-bearing.........................................                    20,498,943
Federal funds purchased and Securities sold under
 agreements to repurchase.................................                     3,729,439
Demand notes issued to the U.S.Treasury...................                       257,860
Trading liabilities.......................................                     1,987,450
Other borrowed money:
 With remaining maturity of one year or less..............                       496,235
 With remaining maturity of more than one year through
  three years.............................................                           465
 With remaining maturity of more than three years.........                        31,080
Bank's liability on acceptances executed and outstanding..                       822,455

                                      -4-
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
Subordinated notes and debentures.........................                     1,308,000
Other liabilities.........................................                     2,846,649
Total liabilities.........................................                    58,624,027
EQUITY CAPITAL
Common stock..............................................                     1,135,284
Surplus...................................................                       815,314
Undivided profits and capital reserves....................                     4,001,767
Net unrealized holding gains (losses) on
 available-for-sale securities............................                    (    7,956)
Cumulative foreign currency translation adjustments.......                   (    31,510)
Total equity capital......................................                     5,912,899
Total liabilities and equity capital......................                   $64,536,926

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Reyni           ]
Alan R. Griffith          ]                       Directors
Gerald L. Hassell         ]

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